Exhibit 23






                         Consent of Independent Auditors




We consent to the incorporation by reference in the following registration statements of LandAmerica Financial Group, Inc. (formerly Lawyers Title Corporation), Forms S-8 Nos. 33-42916, 333-02884, 33-43811, 33-49624 and S-3
Nos. 333-46191 and 333-46211 and in the prospectus related to each, of our report dated March 5, 1998, with respect to the consolidated financial statements and schedules of LandAmerica Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                           /s/ ERNST & YOUNG LLP

Richmond, Virginia
March 23, 1998